UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 13, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 22,308,761 shares of the Company’s common stock outstanding and entitled to vote as of the March 31, 2015, record date, 18,425,024 shares were present at the Annual Meeting in person or by proxy. The following proposals were voted on at the Annual Meeting:

Proposal 1 - The stockholders elected all of the Company’s nominees for election to the Company’s Board of Directors. The results of the number of shares voted were as follows:

Director Name	For	Withheld	Broker Non-Votes
David Dreyer	12,880,895	1,312,734	4,231,395
Gregg Lehman	13,687,361	506,268	4,231,395
Ryan Morris	10,862,713	3,330,916	4,231,395
Eric Steen	13,684,431	509,198	4,231,395
Joseph Whitters	13,196,826	996,803	4,231,395
Wayne Yetter	11,409,392	2,784,237	4,231,395

Proposal 2 - Approval, by advisory vote, on the compensation of the Company’s named executive officers was approved based on the number of shares voted as follows:

Shares
For:	11,802,121
Against:	348,932
Abstain:	2,042,576
Broker non-votes:	4,231,395

Proposal 3 - The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The results of the number of shares voted were as follows:

Shares
For:	17,865,433
Against:	539,238
Abstain:	20,353
Broker non-votes:	—

Item 7.01.	Regulation FD Disclosure

On May 15, 2015, InfuSystem Holdings, Inc. issued a press release announcing the election of Dr. Gregg O. Lehman as Chairman of the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1         Press Release of InfuSystem Holdings, Inc. dated May 15, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Name:	Jonathan P. Foster
Title:	Chief Financial Officer

Dated: May 15, 2015